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                                                                EXHIBIT 10.2


                       THIRD AMENDMENT AND SUPPLEMENT TO
                                 LOAN AGREEMENT

        THIS THIRD AMENDMENT AND SUPPLEMENT TO LOAN AGREEMENT (this "Third Amendment"), dated as of November 1, 1996, is entered into by and between TRANSFER PRINT FOILS, INC., a New Jersey corporation (the "Borrower"), and FIRST UNION NATIONAL BANK, formerly known as First Fidelity Bank, National Association (the "Bank").

                                   RECITALS:

        A. The Borrower and the Bank are parties to a certain Loan Agreement, dated March 17, 1993, as amended by First Amendment to Loan Agreement and Confirmation of Guaranties, dated as of March 10, 1995 (the "First Amendment"), and by Second Amendment to Loan Agreement and Confirmation of Guaranties, dated June 28, 1996 (the "Second Amendment;" the Loan Agreement, as amended by the First Amendment and Second Amendment, the "Loan Agreement"); and

        B. The Borrower has requested that the Bank make available to the Borrower a revolving credit facility in the maximum amount of $2,000,000 (the "New Revolver"); and

        C. The Bank is willing to make the New Revolver available to the Borrower, upon and subject to the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth herein, and for value received by each party, the parties hereto agree as follows:

SECTION 1.      DEFINITIONS

        1.1 EXISTING DEFINITIONS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Loan Agreement. The definitions of the following defined terms are amended as set forth herein and such amended definitions shall apply wherever such defined terms are used in the Loan Documents.

        (a) ADJUSTED LIBO RATE. The definition of the term "Adjusted LIBO Rate" set forth in the Loan Agreement is amended to insert the words "and New Interest Period" after the words "Interest Period" in the first line thereof.

        (b) ADVANCE. The definition of the term "Advance" set forth in the Loan Agreement is deleted and the following is substituted therefor:

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                "ADVANCE" means an amount loaned by the Bank, as lender, to the
                Borrower, as borrower, under the New Revolver."

        (c) AGREEMENT. The definition of the term "Agreement" set forth in the Loan Agreement is deleted and the following is substituted therefor:

                "AGREEMENT" means the Loan Agreement, as amended, modified and supplemented from time to time, and any appendices, exhibits or schedules to any of the foregoing."

        (d) BORROWING DATE. The definition of the term "Borrowing Date" set forth in the Loan Agreement is deleted and the following is substituted therefor:

                "BORROWING DATE" means the Business Day or Working Day on which an Advance is to be made under the New Revolver."

        (e) EURODOLLAR RATE. The definition of the term "Eurodollar Rate" set forth in the Loan Agreement is amended to insert the words "or outstanding portion of the New Term Loan" after the words "Acquisition Term Loan" in the third line thereof.

        (f) LOANS. The definition of the term "Loans" set forth in the Loan Agreement is deleted and the following is substituted therefor:

                " LOANS' means, collectively, the Term Loan, the Acquisition Term Loan, the New Revolver and the New Term Loan."

        (g) LOAN DOCUMENTS. The definition of the term "Loan Documents" set forth in the Agreement is hereby deleted and the following is substituted therefor:

                "LOAN DOCUMENTS' means the Agreement, the Notes, the Guaranties, the Security Agreements and all instruments, agreements, certificates and other documents executed and/or delivered in connection with the Loans, and any amendments or supplements to, or restatements of, any thereof."

        (h) NOTES. The definition of the term "Notes" set forth in the Loan Agreement is deleted and the following is substituted therefor:

                "`NOTES' means, collectively, the Term Note, the Acquisition Term Note, the New Revolver Note and the New Term Note."

        (i) REPAYMENT INDEMNITY. The definition of the term "Repayment Indemnity" set forth in the Loan Agreement is amended to insert the words; (i) "or the New Term Loan" after the words "Term Loan" in the fifth line and forty-first line thereof, (ii) "of the Loan Agreement and/or Section 2.10 of the Third Amendment" after the words "Section 2.02(d))" in the seventh


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line thereof: and (iii) "or the outstanding principal amount of the New Term
Loan" after the word "Loan" in the eleventh line thereof.

        (j) TANGIBLE NET WORTH. The definition of the term "Tangible Net Worth" set forth in the Loan Agreement is amended to delete the words "less intangibles" in the second line thereof and to substitute the words "less Intangible Assets" therefor.

        1.2. ADDITIONAL DEFINITIONS. For purposes of the Agreement and the other Loan Documents, the following terms shall have the meanings assigned to them in this Section 1.2:

        "AVAILABLE COMMITMENT" means, at any time, an amount equal to the excess, if any, of (i) the amount of the New Commitment, over (ii) the aggregate principal amount of all Advances then outstanding.

        "BASE RATE LOANS" means, with regard to Advances and the New Term Loan. Loans whose interest rate is based on the Base Rate.

        "COLLATERAL" means all present and future property in which the Borrower and the Guarantors shall grant to the Bank a lien as security for their obligations to the Bank.

        "COMMITMENT PERIOD" means the period from and including the date of this Third Amendment to but not including the Term Loan Commencement Date or such earlier date on which the New Commitment shall terminate as provided herein.

        "CURRENT ASSETS" means, as of any date, the current assets which would be reflected on a balance sheet of the Borrower and the Guarantors on a consolidated basis prepared as of such date in accordance with GAAP, but excluding: (i) accounts receivable which did not arise from the sale of goods or from services rendered in the ordinary course of business and for which adequate reserves have not been established, (ii) Intangible Assets, and (iii) amounts due from affiliates and from employees who are not affiliates.

        "CURRENT LIABILITIES" means as of any date, the current liabilities which would be reflected on a balance sheet of the Borrower and the Guarantors on a consolidated basis prepared as of such date in accordance with GAAP.

        "DIVIDENDS" means dividends, distributions of payments of any kind made by Borrower or any of the Guarantors in respect of the capital stock of any of them.

        "EURODOLLAR LOANS" means, with regard to Advances and the New Term Loan, Loans whose rate of interest is based upon the Adjusted LIBO Rate.

        "INTANGIBLE ASSETS" means, as to any person or entity, those assets which are (i) deferred assets, other than prepaid insurance and prepaid taxes,
(ii) trademarks, tradenames, copyrights, technology, know-how and processes,
(iii) goodwill and other assets which would be classified as intangible assets on a balance sheet of such person or entity prepared in accordance with


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GAAP, (iv) unamortized debt discount and expense, and (v) costs in excess of fair value of net assets acquired.

        "INTEREST PAYMENT DATE" means with regard to Advances and the New Term Loan; (i) as to any Base Rate Loan, the last day of each month to occur while such Loan is outstanding, and (ii) as to any Eurodollar Loan, the last day of the New Interest Period applicable to such Loan. Interest shall accrue from and including the first day of a New Interest Period to but excluding the last day of such New Interest Period.

        "LIBO MARGIN" means, for any day; (i) for Advances outstanding under the New Revolver, one percent (1.0%) per annum, and (ii) for amounts outstanding under the New Term Loan, one and one-quarter percent (1.25%) per annum.

        "NEW COMMITMENT" means the agreement of Bank to make Advances to the Borrower under the New Revolver in an aggregate principal amount at any one time outstanding not to exceed the sum of $2,000,000, as such amount may be reduced from time to time in accordance with the terms of this Third Amendment.

        "NEW INTEREST PERIOD" means, with respect to any Eurodollar Loan; (a) initially, the period commencing on the Borrowing Date, date of conversion under
Section 2.8 or Term Loan Commencement Date, as the case may be, with respect to such Eurodollar Loan and ending one or three months thereafter, as selected by the Borrower; and (b) thereafter for each such Eurodollar Loan, each period commencing on the last day of the next preceding New Interest Period applicable to such Eurodollar Loan and ending one or three months thereafter, as selected by the Borrower by irrevocable notice to the Bank not less than three Working Days prior to the last day of the then current New Interest Period with respect thereto; provided that the foregoing provisions relating to New Interest Periods are subject to the following:

                        (i) any New Interest Period which would otherwise end on
                a date which is not a Working Day shall be extended to the next succeeding Working Day unless such Working Day falls in another calendar month, in which case such New Interest Period shall end on the next preceding Working Day;

                        (ii) any New Interest Period which begins on the last
                Working Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such New Interest Period) shall end, subject to clause (iii) below, on the last Working Day of a calendar month; and

                        (iii) with respect to any principal to be repaid, in no
                event shall any New Interest Period extend beyond the date on which such principal sum is due.


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        "NEW MATURITY DATE" means the first Business Day which is five years after the Term Loan Commencement Date.

        "NEW REVOLVER NOTE" means the promissory note, in substantially the form of Exhibit "A" annexed to this Third Amendment, executed and delivered by the Borrower to the Bank, evidencing the New Revolver, and any amendment, modification, restatement or renewal thereof or replacement or substitution therefor.

        "NEW TERM LOAN" means the term loan described in Section 2.6 hereof arising upon the Term Loan Commencement Date.

        "NEW TERM NOTE" means the promissory note, in substantially the form of Exhibit "B" annexed to this Third Amendment, to be executed and delivered by the Borrower to the Bank on the Term Loan Commencement Date, evidencing the New Term Loan, and any amendment, modification, restatement or renewal thereof or replacement or substitution therefor.

        "RENT" means as to any person or entity for any period, the aggregate amount of fixed and contingent rentals (other than capital lease obligations) payable by such person or entity for such period with respect to leases of real and personal property.

        "TERM LOAN COMMENCEMENT DATE" means the earlier of the following to occur; (i) the first day on which the full principal amount of the Commitment shall be outstanding, or (ii) November 1, 1997.

        "THIRD AMENDMENT" means this Third Amendment and Supplement to Loan and Security Agreement.

        "TYPE means, as to any Advance or amount outstanding under the New Term Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

SECTION 2.      THE NEW REVOLVER

        2.1.    COMMITMENT.

                (a) Subject to the terms and conditions of this Third Amendment, provided that no Event of Default has occurred and is continuing, the Bank agrees from time to time during the Commitment Period to make Advances to the Borrower; provided, however, that at no time shall the sum of the aggregate amount of Advances outstanding exceed the amount of the New Commitment then in effect; and provided further that the amount of any Advance shall not exceed an amount equal to eighty percent (80%) of the aggregate amount of the Capital Expenditure being financed therewith.

                (b) If at any time the sum of the aggregate amount of Advances outstanding exceeds the amount of the New Commitment then in effect, Borrower shall immediately pay to


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Bank, without demand by Bank, the amount of such excess. Subject to the foregoing, Borrower may borrow, repay and reborrow hereunder up to the full amount permitted.

                (c) Advances may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans, or (iii) a combination thereof, as determined by the Borrower and notified to the Bank in accordance with subsections 2.3 and 2.8. provided that no Advance shall be made as a Eurodollar Loan after the day that is one month prior to the Term Loan Commencement Date.

        2.2.    NEW REVOLVER NOTE.

        The Advances shall be evidenced by the New Revolver Note, payable to the order of Bank and in a principal amount equal to the amount of the New Commitment. Bank is hereby authorized to record the date, Type and amount of each Advance made by Bank, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each New Interest Period with respect thereto, on the schedule annexed to and constituting a part of the New Revolver Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The New Revolver Note shall (i) be dated the date hereof, (ii) be stated to mature on the Term Loan Commencement Date, and (iii) provide for the payment of interest in accordance with subsection 2.9.

        2.3.    PROCEDURE FOR ADVANCES.

                (a) The Borrower may borrow under the New Commitment during the Commitment Period on any Working Day, in the case of Eurodollar Loans, or on any Business Day, otherwise. Not less than three (3) Working Days, in the case of Eurodollar Loans, or one (1) Business Day, in the case of Base Note Loans, not later than 11:00 a.m., New York City time, prior to the requested Borrowing Date, Borrower shall give the Bank irrevocable notice specifying the amount to be borrowed, the requested Borrowing Date, whether the borrowing is to be a Eurodollar Loan, Base Rate Loan or a combination thereof and, if the borrowing is to be entirely or partly a Eurodollar Loan, the amount of such Advance and the length of the initial New Interest Period therefor. Upon making any request for an Advance, the Borrower shall provide to the Bank a true and complete copy of the documentation, including without limitation, the purchase orders, relating to the Capital Expenditures in connection with which the Advance is being requested. Each borrowing under the New Commitment shall be in an amount equal to (x) in the case of Base Rate Loans, $100,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Commitment is less than $100,000, such lesser amount) and (y) in the case of Eurodollar Loans, $250,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Commitment is less than $250,000, such lesser amount).

                (b) Subject to all other terms and conditions of this Agreement, the Bank will make the proceeds of Advances available to the Borrower on the Borrowing Date by crediting the account of the Borrower on the Bank's books with the aggregate of the amount of the Advances requested.


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        2.4.    FACILITY FEE.

                The Borrower agrees to pay to the Bank a facility fee during the Commitment Period, computed at the rate of one-quarter of one percent (0.25%) per annum, on the average daily amount of the Available Commitment during the period for which payment is made, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Term Loan Commencement Date or such earlier date as the New Commitment shall terminate or be no longer available as provided herein, commencing on the first of such dates to occur after the date hereof.

        2.5.     TERMINATION OR REDUCTION OF NEW COMMITMENT.

                The Borrower shall have the right, upon not less than five (5) Business Days' notice to the Bank, to terminate the New Commitment or, from time to time, to reduce the amount of the New Commitment. Any such reduction shall be in an amount equal to $250,000 or a whole multiple thereof and shall reduce permanently the New Commitment then in effect. Simultaneously with any termination or reduction of the New Commitment, the Borrower shall pay the facility fee required pursuant to Section 2.4 hereof due on the amount terminated or reduced through the date of such termination or reduction. Any amounts so reduced may not be reborrowed.

        2.6.     CONVERSION TO NEW TERM LOAN.

        (a) Provided that no Event of Default has occurred and is continuing, the outstanding principal balance of Advances shall be converted to a term loan (the "New Term Loan") on the Term Loan Commencement Date, with the principal amount of such New Term Loan payable in equal calendar quarterly installments over a period of five (5) years from such date, together with interest as provided in Section 2.9. Such term loan shall be evidenced by the New Term Note, with appropriate insertions as to the amount thereof and payments thereunder, to be executed and delivered by the Borrower to the Bank on the Term Loan Commencement Date.

        (b) Amounts outstanding under the New Term Loan may from time to time be Eurodollar Loans, Base Rate Loans or a combination thereof, as determined by the Borrower and notified to the Bank in accordance with this subsection and subsection 2.8. The Borrower shall give the Bank irrevocable notice (which notice must be received by the Bank prior to 10:00 A.M., New York City time, three (3) Working Days prior to the Term Loan Commencement Date, if all or any part of the New Term Loan is to be initially Eurodollar Loans, or prior to 12:00 noon, New York City time, one (1) Business Day prior to the Term Loan Commencement Date, if all of the New Term Loan is to be initially a Base Rate
Loan) requesting that the Bank make the New Term Loan on the Term Loan Commencement Date and specifying whether the New Term Loan to be initially Eurodollar Loans or Base Rate Loans or a combination thereof, and if the New Term Loan is to be entirely or partly Eurodollar Loans, the amounts of such Eurodollar Loans and the length of the initial New Interest Period or New Interest Periods therefor.


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        (c) Other than the outstanding principal balance of Advances on the Term
Loan Commencement Date, amounts outstanding under the New Term Loan shall be in amounts equal to (i) in the case of Base Rate Loans, $100,000 or a whole multiple of $100,000 in excess thereof, and (ii) in the case of Eurodollar
Loans, $250,000 or a whole multiple of $100,000 in excess thereof.


        2.7.     OPTIONAL PREPAYMENTS.

        (a) From time to time the Borrower may prepay the Loans, in whole or in part upon at least one Business Day's irrevocable notice to the Bank with respect to Base Rate Loans and three (3) Working Business Days' irrevocable notice to the Bank with respect to Eurodollar Loans, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and, if a combination thereof, the amount allocable to each. In the event that the Borrower shall prepay a Eurodollar Loan on a date other than the last day of the New Interest Period applicable thereto, Borrower shall also pay to the Bank the Repayment Indemnity with respect to such payment. Partial prepayments shall be in an aggregate principal amount of $250,000 or a whole multiple thereof.

        (b) If any notice of prepayment is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to the payment date on the amount prepaid. The Repayment Indemnity shall be payable by Borrower upon a voluntary or involuntary prepayment, whether upon acceleration after the occurrence of an Event of Default or otherwise.

        2.8.    CONVERSION AND CONTINUATION OPTIONS.

        The Borrower shall have the right at any time upon prior irrevocable notice to the Bank (i) not later than 12:00 noon, New York City time, one (1) Business Day prior to conversion, to convert any Eurodollar Loan to a Base Rate Loan, (ii) not later than 10:00 a.m., New York City time, three (3) Working Days prior to conversion or continuation, to convert any Base Rate Loan into a Eurodollar Loan or to continue any Eurodollar Loan as a Eurodollar Loan for any additional Interest Period and (iii) not later than 10:00 a.m., New York City time, three (3) Working Days prior to conversion, to convert the New Interest Period with respect to any Eurodollar Loan to another permissible New Interest Period, subject in each case to the following:

        (a) a Eurodollar Loan may not be converted at a time other than the last day of the New Interest Period applicable thereto;

        (b) any portion of a Loan maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Loan;

        (c) no Eurodollar Loan may be continued as such and no Base Rate Loan may be converted to a Eurodollar Loan when any Event of Default has occurred


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                and is continuing and the Bank has determined that such a
                continuation is not appropriate;

        (d) any portion of a Eurodollar Loan that cannot be converted into or continued as a Eurodollar Loan by reason of paragraphs (b) or
                (c) automatically shall be converted at the end of the New Interest Period in effect for such Loan to a Base Rate Loan; and

        (e) on the last day of any New Interest Period for Eurodollar Loans, if the Borrower has failed to give notice of conversion or continuation as described in this subsection or if such conversion or continuation is not permitted, such Loans shall be converted to Base Rate Loans on the last day of such then expiring New Interest Period.

        2.9.    INTEREST RATES AND PAYMENT DATES.

        (a) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate.

        (b) Each Eurodollar Loan shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the New Interest Period in effect for such Eurodollar Loan plus the applicable LIBO Margin.

        (c) Interest shall be payable in arrears on each Interest Payment Date, and shall be charged automatically to Borrower's account with Bank.

        (d) As soon as practicable the Bank shall notify the Borrower of each determination of an Adjusted LIBO Rate and the effective date and the amount of each change in the interest rate on a Loan. Any change in the Base Rate shall be effective on the day on which such change occurs. Each determination of an interest rate by the Bank pursuant to any provision of this Third Amendment shall be conclusive and binding on the Borrower in the absence of clearly demonstrable error. At the request of the Borrower, the Bank shall deliver to the Borrower a statement showing the quotations used by the Bank in determining any interest rate pursuant to subsections 2.9(a) or (b).

        2.10.   CHANGE IN LEGALITY.

        Notwithstanding any other provision herein, if any change in any requirement of law or in the interpretation or application thereof shall make it unlawful for Bank to make or maintain Eurodollar Loans as contemplated by this Third Amendment, then; (a) the Bank's agreement hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans forthwith shall be cancelled, and (b) Loans then outstanding as Eurodollar Loans, if any, automatically shall be converted to Base Rate Loans on the respective last days of the then current New Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day


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which is not the last day of the then current New Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to the Repayment Indemnity.

        2.11.   AMENDMENT OF CERTAIN APPLICABLE PROVISIONS.

        (a) Section 2.05 of the Loan Agreement is amended to insert the words "or Advances or the New Term Loan" after the words "Revolving Loan or the Term Loan," in the third paragraph thereof.

        (b)      Section 2.09 of the Loan Agreement is amended to:

                (i) insert the words "or New Interest Period" after the words "Interest Period" whenever the words "Interest Period" appear therein, and

                (ii) in the event that the provisions of Section 2.09 of the Loan Agreement shall become applicable to Advances or to the New Term Loan, delete the words "minus three-quarters percent (3/4%)" in the second sentence thereof.

        (c) In all other respects, the provisions of Sections 2.05, 2.06, 2.07,
2.08 and 2.09 of the Loan Agreement shall apply with full force and effect to amounts outstanding under the New Revolver and the New Term Loan as if set forth at length herein.

        2.12. USE OF PROCEEDS. The proceeds of the New Revolver shall be used by the Borrower to make Capital Expenditures.

SECTION 3.       CONDITIONS PRECEDENT

        3.1. CONDITIONS TO THE NEW REVOLVER AND NEW TERM LOAN. Notwithstanding any other provision of this Third Amendment, the Bank shall not be obligated to make Advances or to agree to the conversion of Advances outstanding on the Term Loan Commencement Date to the New Term Loan unless, in each case, no Event of Default shall have occurred and be continuing and the Bank shall have received (or waived receipt of, in writing) the following, all in form and substance satisfactory to the Bank and its counsel:

        (a) The New Revolver Note, duly executed and delivered by the Borrower to the Bank;

        (b) The Guarantors Agreement, in substantially the form of Exhibit "C" annexed hereto, duly executed and delivered by the Guarantors to the Bank;

        (c) The Security Agreements, in substantially the form of Exhibit "D" annexed hereto duly executed and delivered by the Borrower and the Guarantors to the Bank;


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        (d) Resolutions of the boards of directors of the Borrower and the
Guarantors, certified by the Secretary of each of them as of the date hereof to be duly adopted and in full force and effect on such date, authorizing (i) the consummation of each of the transactions contemplated by this Third Amendment, and (ii) specific officers to execute and deliver this Third Amendment and the other Loan Documents in connection therewith;

        (e) Certificates of the chief financial officers of the Borrower and the Guarantors stating that all of the representations and warranties of Borrower and the Guarantors contained herein and in any of the Loan Documents are true and complete on and as of the date hereof as though made on and as of such date, and that no event has occurred and is continuing, or would result from the making of Advances, which constitutes or would constitute an Event of Default;

        (f) Certificates of the Secretaries of each of the Borrower and the Guarantors certifying the names of the officers of each of them authorized to sign this Third Amendment and each of the Loan Documents in connection herewith, together with true signatures of each of such officers;

        (g) Certificates of the appropriate governmental authorities, dated the most recent practicable date prior to the hereof, showing that Borrower and the Guarantors are in good standing in the State of New Jersey and in such other jurisdictions as the Bank shall reasonably request;

        (i) Opinions of counsel to Borrower and the Guarantors, in substantially the form of Exhibits "E" and "F", respectively, annexed hereto;

        (j) UCC financing statements and other filings or recordings deemed necessary by the Bank in order to perfect its security interests in the Collateral;

        (k) Landlords' consents and waivers with respect to the premises located at 9, 15 and 21 Cotters Lane, East Brunswick, New Jersey, and at 417 Place de Louvain, Montreal, Quebec, H2N 1A1, Canada, duly executed and delivered by the landlord thereof;

        (l) Results of UCC, judgment, tax and other lien searches relating to the Borrower and the Guarantors disclosing no liens other than liens for which termination statements or discharges have been obtained;

        (m) Evidence that the insurance policies provided for in Section 5.01(g) of the Loan Agreement are in full force and effect, with appropriate loss payee and additional insured clauses in favor of the Bank, certified by the insurer;

        (n) Payment of a $5,000 commitment fee to the Bank, which shall be non-refundable and shall be deemed fully earned upon the payment thereof, and all fees and expenses incurred by the Bank in connection with this Third Amendment including, but not limited to, fees and expenses of attorneys;


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        (o) On the Term Loan Commencement Date, the New Term Note, completed in all applicable respects and duly executed and delivered by the Borrower to the Bank; and

        (p) Such additional information and documents as the Bank may request.

SECTION 4. RATIFICATION OF THE FIRST AMENDMENT

        4.1. The parties hereto agree that the substantive terms of the First Amendment, a copy of which is annexed hereto as Exhibit "F", are ratified and confirmed, effective as of March 10, 1995, notwithstanding the fact that certain conditions precedent have not been satisfied, subject to the amendment and modification of certain terms as set forth in this Third Amendment.

SECTION 5.      RATIFICATION AND AMENDMENT OF REPRESENTATIONS, WARRANTIES AND
                COVENANTS

        5.1. RATIFICATION. Borrower hereby ratifies, confirms and restates, as if set forth herein in their entirety, all representations, warranties, covenants, acknowledgments and agreements set forth in Sections 4 and 5 of the Loan Agreement, as amended prior the date hereof, at and as of the date hereof (other than representations, warranties and covenants which expressly speak only as of a different date), and affirmatively states that all of the same are true and accurate and shall be and remain in full force and effect, subject only to changes effected by this Third Amendment and/or changes previously disclosed to the Bank in writing. In addition, Borrower represents and warrants to the Bank that:

        (a) Borrower has the power and authority to enter into this Third Amendment;

        (b) the audited consolidated financial statements of Borrower as at March 31, 1996 and unaudited consolidated financial statements of Borrower as at June 30, 1996, which were furnished previously to the Bank, were prepared in accordance with GAAP consistently applied throughout the period involved, and present fairly the financial position of Borrower as at the date thereof and the results of operations and cash flows of Borrower for the period then ended;

        (c) no changes having a material adverse effect have occurred since the date of such financial statements referred to in Section 5.1(b) above;

        (d) the execution, delivery and performance of this Third Amendment and the instruments and agreements executed and delivered in connection herewith by the Borrower have been duly authorized by all requisite corporate action and this Third Amendment and the instruments and agreements executed and delivered in connection herewith constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their terms;

        (e) the Borrower is not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or other governmental authority which would have a material adverse effect;

        (f) (i) the Borrower has no defenses, offsets or counterclaims against the Bank as to the repayment of any of the obligations under the Loan Agreement or any of the other Loan Documents, and (ii) the principal amount outstanding under (a) the Term Loan is $1,890,000 plus accrued and unpaid interest and late charges, if any, and (b) the Acquisition Term Loan is $1,818,750 plus accrued and unpaid interest and late charges, if any, and (c) a certain line of credit evidenced by a note dated June 1, 1996 is $550,000 plus accrued and unpaid interest and late charges, if any; and

        (g) no Event of Default has occurred and is continuing or will result from the execution, delivery and performance of this Third Amendment and the instruments and agreements executed and delivered in connection herewith.

5.2.    AMENDMENT OF CERTAIN COVENANTS.

        (a) Section 5.01(c)(3) of the Loan Agreement is deleted and the following is substituted therefor:

               "(3) concurrently with the statements required under Paragraphs
        (c)(1) and (2) hereof, a certificate of the Borrower's chief financial officer certifying (i) that no Event of Default, or an event which, with notice or lapse of time, or both, would constitute an Event of Default, has occurred or is continuing, and if such an event has occurred, a statement of the Borrower's chief financial officer as to the nature thereof and the action which the Borrower proposes to take with respect thereto, (ii) that all Rent due and owing during such period by the Borrower and any Guarantor with respect to leases of real property has been paid in full, and (iii) as to the computations called for in the financial covenants set forth in Section 5.02(k), (l), (n) and (o); and"

        (b) Section 5.01(g) of the Loan Agreement is amended to add the following words before the period: ",and to deliver to the Bank a policy or policies of insurance with an additional insured provision or lender's loss payee endorsement providing that the coverage of said policy shall not be terminated without thirty (30) days written notice to the Bank".

        (c) Section 5.02(a)(vii) of the Loan Agreement is deleted and the following is substituted therefor:

        "(vii) operating or capital leases and purchase money obligations up to an aggregate amount of $500,000 in any fiscal year and $1,000,000 in the aggregate over the term of the Loans."

        (d) Section 5.02(b) of the Loan Agreement is amended to delete subsection (6) thereof and to renumber subsection (7) accordingly.

        (e) Section 5.02(d) of the Loan Agreement is deleted and the following is substituted therefor:

        "(d) Merger, Reorganization, Dissolution. Other than the Acquisition, the Sandler Purchase, and except as permitted under this Agreement, enter into any merger, consolidation, reorganization or recapitalization or take any steps in contemplation or dissolution or liquidation without the prior written consent of the Bank."

        (f) Section 5.02(h) of the Loan Agreement is amended to delete subsections (vii) and (viii) thereof and to substitute the following therefor:

        ", and (vii) loans to the Borrower or any Guarantor that arise in the ordinary course of business."

        (g) Section 5.02 (k) of the Loan Agreement is deleted and the following is substituted therefor:

        "(k) TANGIBLE NET WORTH. Permit Tangible Net Worth, as measured on a quarterly basis, to be less than:

                (i) $19,500,000 on the date of the Third Amendment,

                (ii) $19,500,000 on December 31, 1996, and

                (ii) at fiscal year end 1997 and at the end of each fiscal quarter thereafter, an amount equal to the sum of (i) the amount of Tangible Net Worth at the end of the immediately preceding fiscal year end (but not less than $19,500,000), plus (ii) an amount not less than $1,000,000."

        (h) The following new subsections (n) through (q) are added to Section
5.02 of the Agreement:

        "(n) CURRENT RATIO. Permit the ratio of Current Assets to Current Liabilities, at the end of any fiscal quarter, to be less than 2.0 to 1.0.

        (o) FIXED CHARGE COVERAGE RATIO. Permit the ratio of (i) the sum of Cash Flow plus Rent minus unfinanced Capital Expenditures, to (ii) the sum of interest expense due and payable plus the current portion of long term debt plus Rent plus capital lease payments, to be less than 1.1 to 1.0 at the end of any fiscal quarter, for the twelve
        (12) month period covering the then ended fiscal quarter and the three
        (3) preceding fiscal quarters.

        (p) DIVIDENDS. Make Dividends to any shareholders.

        (q) CHANGE OF OWNERSHIP. Make or suffer to exist any material change of ownership of any shares of capital stock of any of the Borrower or the Guarantors which effects a change of control of the Borrower or any Guarantor, as applicable."

SECTION 6.       EVENTS OF DEFAULT

        6.1. ADDITIONAL EVENT OF DEFAULT. An additional Event of Default is added to Section 6.01 of the Loan Agreement as follows:

        "(n) The Borrower or any Guarantor shall fail to make any payment of Rent with respect to leases of real property when due and owing, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such payment of Rent;"

SECTION 7.       MISCELLANEOUS.

        7.1. CONTINUED EFFECTIVENESS. Except as specifically amended by and/or inconsistent with this Third Amendment, all of the terms and conditions of the Loan Agreement shall remain unchanged and in full force and effect and are hereby ratified, adopted and confirmed in all respects. All references to the Agreement in any Loan Document shall hereafter be deemed to refer to the Loan Agreement as amended prior to the date hereof and by this Third Amendment. This Third Amendment is a Loan Document.

        7.2. PAYMENT OF EXPENSES. Borrower shall pay the reasonable fees and expenses (including, but not limited to, reasonable attorneys' fees and expenses) incurred by the Bank in connection with the preparation, negotiation, execution and delivery and enforcement of this Third Amendment and the documents executed and delivered in connection herewith and any and all renewals, modifications, amendments and waivers hereof and hereunder.

        7.3. NOTICES.

        The address set forth in Section 7.02 of the Loan Agreement for notice to the Bank is deleted and the following is substituted therefor:

                                 If to the Bank, at:

                                 First Union National Bank
                                 1889 Route 27
                                 Edison, New Jersey 08817
                                 Attn:   James T. King, Vice President
                                 Telephone:       908-819-4134
                                 Telecopier:      908-985-4651

                                 With a copy to:

                                 Crummy, Del Deo, Dolan, Griffinger & Vecchione One Riverfront Plaza
                                 Newark, New Jersey 07102
                                 Attn:   Paul M. Antinori, Esq.
                                 Telephone:       201-596-4500
                                 Telecopier:      201-596-0545

        7.4. ENTIRE AGREEMENT. This Third Amendment, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect to such subject matter.

        7.5. COUNTERPARTS. This Third Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement, and any party may execute this Third Amendment by signing any such counterpart.

        7.6. GOVERNING LAW. This Third Amendment shall be interpreted, and the rights and liabilities of the parties hereto, whether arising in contract or tort and howsoever pertaining to the parties' relationship, shall be determined in accordance with the laws of the State of New Jersey.

        7.7. HEADINGS. The section titles contained in this Third Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

        IN WITNESS WHEREOF, the parties have executed this Third Amendment the day and year first above-written.


                                 TRANSFER PRINT FOILS, INC.,
                                 a New Jersey corporation

                                 By: /S/David Jaffin
                                    _____________________________________
                                 Name:  David Jaffin
                                 Title: Chief Financial Officer


                                 FIRST UNION NATIONAL BANK



                                 By: /S/James T. King
                                    _____________________________________
                                 Name:  James T. King
                                 Title: Vice President